                                                                    EXHIBIT 25.1

SECURITIES ACT OF 1933 FILE NO:         (IF APPLICATION TO DETERMINE ELIGIBILITY
        OF TRUSTEE FOR DELAYED OFFERING PURSUANT TO SECTION 305(b)(2)


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 306(b)(2)_____

                      THE FIRST NATIONAL BANK OF BOSTON
              (Exact name of Trustee as specified in its charter)

                                  04-2472499
                     (I.R.S. Employer Identification No.)

100 Federal Street, Boston, Massachusetts                          02110
 (Address of principal executive offices)                        (Zip Code)

                 Gary A. Spiess, Cashier and General Counsel
  100 Federal Street, 24th Floor, Boston, Massachusetts 02110 (617) 434-2870

                           LEAR SEATING CORPORATION
                          LEAR HOLDINGS CORPORATION
             (Exact name of obligor as specified in its charter)

     DELAWARE                                               13-3386776
(State or other jurisdiction of                             13-3479398
incorporation or organization)                              (I.R.S. Employer
                                                            Identification No.)


21557 TELEGRAPH ROAD                                               48034
SOUTHFIELD, MICHIGAN                                             (Zip Code)
(Address of principal executive offices)

                        % SUBORDINATED NOTES DUE 2002
                       (Title of Indenture Securities)

1.      GENERAL INFORMATION

        Furnish the following information as to the trustee:

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

        Comptroller of the Currency of the United States, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

        (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Trustee is authorized to exercise corporate trust powers.

2.      AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

        IF THE OBLIGOR OR ANY UNDERWRITER FOR THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None with respect to the Trustee.
         (See Notes on page 2)
        None with respect to Bank of Boston Corporation.

16.     LIST OF EXHIBITS.

        LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

        1.  A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN
EFFECT.

        A certified copy of the Articles of Association of the trustee is filed as Exhibit No. 1 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

        2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

        A copy of the certificate of T. McLean Griffin, Cashier of the trustee, dated February 3, 1978, as to corporate succession containing copies of the Certificate of the Comptroller of the Currency that The Massachusetts Bank, National Association, into which The First National Bank of Boston was merged effective January 4, 1971, is authorized to commence the business of banking as a national banking association, as well as a certificate as to such merger is filed as Exhibit No. 2 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

        3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2) ABOVE.

        A copy of a certificate of the Office of the Currency dated February 6, 1978 is filed as Exhibit No. 3 to statement of eligibility and qualification No. 22-9514 and is incorporated herein by reference thereto.

        4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

        A certified copy of the existing By-Laws of the trustee dated April 27, 1989 is filed as Exhibit No. 4 to statement of eligibility and qualification No. 22-19443 and is incorporated herein by reference thereto.

        5.  THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b) OF THE ACT.

        The consent of the trustee required by Section 321(b) of the Act is annexed hereto and made a part hereof.

        6. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

        A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

        In answering any item in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

        The answer furnished to Item 2 of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                  SIGNATURE
PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, THE FIRST NATIONAL BANK OF BOSTON, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE TOWN OF CANTON AND COMMONWEALTH OF MASSACHUSETTS, ON THE 16TH DAY OF DECEMBER, 1993.

                                  THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                                  BY /S/ ERIC J. DONAGHEY
                                         ERIC J. DONAGHEY
                                         ACCOUNT MANAGER



                                  EXHIBIT 6

                              CONSENT OF TRUSTEE


        PURSUANT TO THE REQUIREMENTS OF SECTION 321(b) OF THE TRUSTEE
INDENTURE ACT OF 1939, IN CONNECTION WITH THE PROPOSED ISSUE BY LEAR SEATING CORPORATION AND LEAR HOLDINGS CORPORATION % SUBORDINATED NOTES DUE 2002, WE HEREBY CONSENT THAT REPORTS OF EXAMINATIONS BY FEDERAL, STATE, TERRITORIAL, OR DISTRICT AUTHORITIES MAY BE FURNISHED BY SUCH AUTHORITIES TO THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST THEREFOR.


                                  THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE

                                  BY /S/ ERIC J. DONAGHEY
                                         ERIC J. DONAGHEY
                                         ACCOUNT MANAGER

                                  EXHIBIT 7
           CONSOLIDATED REPORT OF CONDITION, INCLUDING DOMESTIC AND
                           FOREIGN SUBSIDIARIES, OF

                      THE FIRST NATIONAL BANK OF BOSTON


        In the Commonwealth of Massachusetts, at the close of business on September 30, 1993. Published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter number
200.  Comptroller of the Currency Northeastern District.


                                    ASSETS
                                                                                                                    Dollar
                                                                                                                   Amounts in
                                                                                                                   Thousands
                                                                                                                  ------------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin ............................................................ $ 1,656,946.
          Interest-bearing balances ................................................................................. 965,468
Securities ........................................................................................................ 2,113,556
Federal funds sold and securites purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
    Federal funds sold .............................................................................................. 102,301
    Securites purchased under agreements to resell ........................................................................ 0
Loans and lease financing receivables:
    Loans and leases, net of unearned income ........................... $20,644,972
    LESS: Allowance for loan and lease losses .............................. 510,172
    LESS: Allocated transfer risk reserve ........................................ 0
    Loans and leases, net of unearned income, allowance and reserve .............................................. 20,134,800
Assets held in trading accounts ..................................................................................... 343,314
Premises and fixed assets (including capitalized leases) ............................................................ 306,992
Other real estate owned .............................................................................................. 59,501
Investments in unconsolidated subsidiaries and associated companies ................................................. 120,710
Customers' liability to this bank on acceptances outstanding ........................................................ 455,958
Intangible assets ................................................................................................... 285,593
Other assets ...................................................................................................... 1,167,300
                                                                                                                  -----------
    TOTAL ASSETS ................................................................................................ $27,712,439
                                                                                                                  -----------
                                                                                                                  -----------

                                                            LIABILITIES

Deposits:
    In domestic offices ......................................................................................... $13,044,813
    Noninterest-bearing ................................................ $ 3,477,300
    Interest-bearing ..................................................... 9,567,513
In foreign offices, Edge and Agreement subsidiaries, and IBF's .................................................... 6,112,820
    Noninterest-bearing .................................................... 529,387
    Interest-bearing ..................................................... 5,583,433
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
    Federal funds purchased ....................................................................................... 1,690,783
    Securities sold under agreements to repurchase .................................................................. 132,768
Demand notes issued to the U.S. Treasury ............................................................................ 244,189
Other borrowed money .............................................................................................. 2,835,340
Mortgage indebtedness and obligations under capitalized leases ....................................................... 14,222
Bank's liablity on acceptances executed and outstanding ............................................................. 458,959
Subordinated notes and debentures ................................................................................... 598,803
Other liabilities ................................................................................................... 763,151
                                                                                                                  -----------
    TOTAL LIABILITIES ........................................................................................... $25,895,848
                                                                                                                  -----------
                                                                                                                  -----------

Limited-life preferred stock and equity capital ........................................................................... 0

                                                          EQUITY CAPITAL

Perpetual preferred stock and related surplus ........................................................................ $    0
Common stock ......................................................................................................... 75,200
Surplus ............................................................................................................. 743,019
Undivided profits and capital reserves ............................................................................ 1,006,137
LESS: Net unrealized loss on marketable equity securities ................................................................. 0
Cumulative foreign currency translation adjustments .................................................................. (7,765)
Total equity capital .............................................................................................. 1,816,591
                                                                                                                  -----------
    TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY ................................................. $27,712,439
                                                                                                                  -----------
                                                                                                                  -----------


        I, Robert T. Jefferson, Comptroller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                ROBERT T. JEFFERSON

                                                        NOVEMBER 9, 1993


        We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                CHARLES G. GIFFORD
                                IRA STEPANIAN
                                PAUL C. O'BRIEN
                                              DIRECTORS

                                                        NOVEMBER 9, 1993